[GENTEK LOGO OMITTED]



NEWS RELEASE

Media Contact:                                Investor Contact:
Gia L. Oei, 603-929-2489                      Mark J. Connor, 973-515-1989
E-mail: GOei@gentek-global.com                E-mail: MConnor@gentek-global.com


                     GenTek Reports First-Quarter Results


PARSIPPANY, N.J., May 17, 2004 -- GenTek Inc. (OTC Bulletin Board: GETI) today announced results for the first quarter ended March 31, 2004. GenTek's results reflect the classification of its KRONE communications operating unit as a discontinued operation due to the pending sale of that business to ADC Telecommunications, Inc., which is expected to close within one week. In addition, GenTek has applied fresh-start accounting in conjunction with its emergence from bankruptcy protection on Nov. 10, 2003, causing the results from the prior-year period to not be comparable to current period results.

         For the first quarter of 2004, GenTek had revenues totaling $192.9 million and operating profit of $22.1 million. Also for the quarter, including earnings from discontinued operations, net income totaled $14.8 million and earnings per diluted share were $1.48.

Pro Forma Results

         To facilitate the comparison of 2004 results against prior periods, GenTek has presented prior-period results on a pro forma basis, as if the company had emerged from bankruptcy at the beginning of such period. These pro forma results are based upon certain important assumptions that are material to the presentation of such results. In particular, the pro forma results assume a normalized effective tax rate, which may ultimately be materially different from GenTek's future effective tax rate. While management believes that this presentation of pro forma results may be useful, we caution investors not to rely solely on such results in making investment decisions.

                                   - more -

GenTek Reports First-Quarter Results - 2

         Pro forma results for the first quarter of 2004, as well as for the comparable prior-year period, are summarized in the attached Schedule 2 and all pro forma adjustments are detailed in Schedules 3 and 4.

         For the first quarter of 2004, GenTek posted revenues of $192.9 million compared with $197.0 million in the corresponding quarter of 2003. For the first quarter of 2004, GenTek recorded operating profit of $22.1 million versus a pro forma operating loss of $19.4 million in the first quarter of 2003. The company recorded first-quarter net income, including results from discontinued operations, of $14.8 million, or $1.48 per diluted share, compared with a pro forma net loss of $12.5 million, or $1.25 per diluted share, for the same period last year. The company's first-quarter 2004 operating profit was favorably impacted by a pension curtailment gain of $14.8 million.

         "Our first-quarter results reflect improved top-line performance in our manufacturing segment, primarily due to stronger automotive and diesel business, as well as some success in passing through higher raw material costs," said Richard R. Russell, GenTek's president and chief executive officer. "Revenue for the performance-products segment decreased versus prior year due to the closure of the company's Delaware Valley South facility in the fourth quarter of 2003."

Adjusted Pro Forma Results

         For further comparison against prior and future periods, GenTek has also presented 2004 first-quarter results, as well as results for the comparable prior-year period, on an adjusted pro forma basis. The adjusted pro forma results reflect removing the impact of any restructuring, impairment, reorganization and certain one-time items. These adjustments are detailed on
Schedule 5.

                                   - more -

GenTek Reports First-Quarter Results - 3

         In addition, the company has presented adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) as a measure of operating results. Adjusted EBITDA reflects removing the impact of any restructuring, impairment, reorganization, income from discontinued operations and certain one-time items. GenTek has presented adjusted EBITDA to enhance the reader's understanding of operating results, as it is a measure commonly used to value businesses by investors and lenders. Adjusted EBITDA is a non-GAAP measure, and as such, a reconciliation of adjusted EBITDA to pro forma net income is provided in Schedule 6.

         During the first quarter of 2004, adjusted EBITDA was $16.8 million compared with $17.2 million in the first quarter of 2003. On an adjusted pro forma basis, including results from discontinued operations, the company posted first-quarter net income of $5.2 million, or 52 cents per diluted share, compared with $1.5 million, or 15 cents per diluted share, for the same period in 2003. On an adjusted pro forma basis, the company's first-quarter income from continuing operations totaled $1.4 million, or 14 cents per diluted share, compared with $1.7 million, or 17 cents per diluted share, for the same period in 2003. The adjusted pro forma income from continuing operations, net income and earnings per share figures above include full interest expense pertaining to the company's senior term notes, which are expected to be repaid upon consummation of the KRONE transaction. Excluding senior term loan interest, first quarter 2004 adjusted pro forma income from continuing operations totaled $3.5 million, or 35 cents per diluted share.

                                   - more -

GenTek Reports First-Quarter Results - 4

          "In spite of experiencing historically high costs for fuel and key raw materials during the first quarter, including increases in excess of 60 percent in both copper and steel pricing, we managed to achieve an adjusted EBITDA margin of almost 9 percent, consistent with prior-year levels," Russell noted. "With the sale of our KRONE communications business nearly complete, we will continue to sharpen our focus on growing the core businesses within the manufacturing and performance-products segments. As always, we will also seek opportunities to rationalize our cost structure further to ensure that it is in line with our portfolio," Russell said.

About GenTek Inc.
----------------
GenTek Inc. is a manufacturer of industrial components, performance chemicals and telecommunications products. Additional information about the company is available on GenTek's Web site at www.gentek-global.com.


Non-GAAP Financial Measures
---------------------------
This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included in this release are reconciliations of the differences between these non-GAAP financial measures and the most directly comparable financial measures calculated in accordance with GAAP.


Forward-looking statements
--------------------------
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements, other than statements of historical facts, included herein may constitute forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, there can be no assurances that these assumptions and expectations will prove to have been correct. Important factors that could cause actual results to differ from these expectations include, among others, the assumed tax rate used in calculations may be different than the future effective tax rate applicable to the Company; the impact of fresh start accounting; our ability to complete the proposed transaction with ADC involving the KRONE communications business and related transaction matters; the impact of our reorganization under Chapter 11; our ability to fund and execute our business plan; potential adverse developments with respect to our liquidity or results of operations; our outstanding indebtedness and leverage; the impact of the restrictions imposed by our indebtedness; the high degree of competition in certain of our businesses, and the potential for new competitors to enter into those businesses; continued or increased price pressure in our markets; customers and suppliers seeking contractual and credit terms less favorable to us; our ability to maintain customers and suppliers that are important to our operations; our ability to attract and retain new customers; the impact of possible substantial future cash funding requirements for our pension plans, particularly if investment returns on pension assets are lower than assumed; the extent to which we undertake dispositions and new acquisitions or enter into strategic joint ventures or partnerships and their implementation; the impact of any possible failure to achieve targeted cost reductions; increases in the cost of raw materials, including energy and other inputs used to make our products; our ability to attract, retain and compensate key executives and employees; future modifications to existing laws and regulations affecting the environment, health and safety; discovery of unknown contingent

GenTek Reports First-Quarter Results - 5

liabilities, including environmental contamination at our facilities; suppliers' delays or inability to deliver key raw materials; breakdowns or closures of our or certain of our customers' plants or facilities; inability to obtain sufficient insurance coverage or the terms thereof; domestic and international economic conditions, fluctuations in interest rates and in foreign currency exchange rates; the cyclical nature of certain of our businesses and markets; the potential that actual results may differ from the estimates and assumptions used by management in the preparation of the consolidated financial statements; future technological advances which may affect our existing product lines; and other risks detailed from time to time in our SEC reports. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur.

                                       #

                                                                    Schedule 1

                                  GenTek Inc.
                     Consolidated Statement of Operations
                    (In Millions except per share amounts)
                                  (Unaudited)


                                                                               Successor         Predecessor
                                                                             Three Months       Three Months
                                                                                 Ended              Ended
                                                                               March 31,          March 31,
                                                                                 2004               2003
                                                                            ----------------   ----------------

Revenues                                                                      $   192.9           $   197.0

Cost of Sales                                                                     163.3               169.3

Selling, general and administrative expense                                        21.5                20.9

Restructuring and impairment charges                                                1.0                24.7

Pension curtailment gain                                                           14.8                  --
                                                                              ----------           ----------

  Operating profit (loss)                                                          22.1               (17.9)

Interest expense, net                                                               4.4                 0.0

Reorganization items                                                                 --                 9.1

Other (income) expense, net                                                        (1.6)               (2.0)
                                                                              ----------           ----------

  Income (loss) from continuing operations before income taxes                     19.3               (25.0)

Income tax provision (benefit)                                                      8.3                 3.7
                                                                              ----------           ----------

  Income (loss) from continuing operations                                         11.0               (28.8)

Income (loss) from discontinued operations (net of tax of $2,434 and
$(1,697) for 2004 and 2003, respectively)                                           3.8                (0.1)
                                                                              ----------          ----------
  Net income (loss)                                                           $    14.8           $   (28.9)
                                                                              ==========          ==========


Weighted average common shares                                                     10.0                25.6
Weighted average common and equivalent shares                                      10.0                25.6

Income (loss) per common share - basic:
Income (loss) from continuing operations                                      $     1.10          $    (1.13)
Income (loss) from discontinued operations                                          0.38                  --
                                                                              ----------           ----------
  Net income (loss)                                                           $     1.48          $    (1.13)

Income (loss) per common share - assuming dilution:
Income (loss) from continuing operations                                      $     1.10          $    (1.13)
Income (loss) from discontinued operations                                          0.38                  --
                                                                              ----------           ----------
  Net income (loss)                                                           $     1.48          $    (1.13)


                                                                    Schedule 2


                                  GenTek Inc.
                Pro Forma Consolidated Statement of Operations
                    (In Millions except per share amounts)
                                  (Unaudited)


                                                                Successor      Predecessor
                                                               Three Months    Three Months
                                                                  Ended           Ended
                                                                March 31,        March 31,
                                                                 2004 (a)         2003 (b)
                                                               -------------   -------------

Revenues                                                           $  192.9        $  197.0

Cost of Sales                                                         163.3           170.8

Selling, general and administrative expense                            21.5            20.9

Restructuring and impairment charges                                    1.0            24.7

Pension curtailment gain                                               14.8              --
                                                                   ---------        --------
  Operating profit (loss)                                              22.1           (19.4)

Interest expense, net                                                   4.4             4.3

Reorganization items                                                     --              --

Other (income) expense, net                                            (1.6)           (2.0)
                                                                   ---------        --------

  Income (loss) from continuing operations before income taxes         19.3           (21.7)

Income tax provision (benefit)                                          8.3            (9.4)
                                                                   ---------        --------

  Income (loss) from continuing operations                             11.0           (12.3)

Income (loss) from discontinued operations (net of tax of
$2,434 and $(1,697) for 2004 and 2003, respectively)                    3.8            (0.1)
                                                                   ---------       ---------

  Net income (loss)                                                $   14.8        $  (12.5)
                                                                   =========       =========

Weighted average common shares                                         10.0            10.0
Weighted average common and equivalent shares                          10.0            10.0

Income (loss) per common share - basic:
Income (loss) from continuing operations                           $   1.10        $  (1.23)
Income (loss) from discontinued operations                             0.38           (0.01)
                                                                   ---------        --------
  Net income (loss)                                                $   1.48        $  (1.25)

Income (loss) per common share - assuming dilution:
Income (loss) from continuing operations                           $   1.10        $  (1.23)
Income (loss) from discontinued operations                             0.38           (0.01)
                                                                   ---------        --------
  Net income (loss)                                                $   1.48        $  (1.25)



(a) See Schedule 3 for pro forma adjustments for the first-quarter of 2004.
(b) See Schedule 4 for pro forma adjustments for the first-quarter of 2003.


                                                                    Schedule 3


                                  GenTek Inc.
                Pro Forma Consolidated Statement of Operations
                    (In Millions except per share amounts)
                                  (Unaudited)


                                                                          Successor
                                                                         As Reported                          Pro Forma
                                                                         Three Months                        Three Months
                                                                             Ended                              Ended
                                                                           March 31,        Pro Forma         March 31,
                                                                             2004          Adjustments          2004
                                                                        ---------------   ---------------   --------------

Revenues                                                                      $  192.9                            $  192.9

Cost of Sales                                                                    163.3                               163.3

Selling, general and administrative expense                                       21.5                                21.5

Restructuring and impairment charges                                               1.0                                 1.0

Pension curtailment gain                                                          14.8                                14.8
                                                                              ----------                           ---------
  Operating profit (loss)                                                         22.1                                22.1

Interest expense, net                                                              4.4                                 4.4

Reorganization items                                                                --                                  --

Other (income) expense, net                                                       (1.6)                               (1.6)
                                                                              ----------                          ----------
  Income (loss) from continuing operations before income taxes                    19.3                                19.3

Income tax provision (benefit)                                                     8.3                                 8.3
                                                                              ----------                          ----------
  Income (loss) from continuing operations                                        11.0                                11.0

Income (loss) from discontinued operations (net of tax of $2,434)                  3.8                                 3.8
                                                                              ----------                          ----------
  Net income (loss)                                                           $   14.8                            $   14.8
                                                                              ==========                          ==========

Weighted average common shares                                                    10.0                                10.0
Weighted average common and equivalent shares                                     10.0                                10.0

Income (loss) per common share - basic:
Income (loss) from continuing operations                                      $   1.10                            $   1.10
Income (loss) from discontinued operations                                        0.38                                0.38
                                                                              ----------                          ----------
  Net income (loss)                                                           $   1.48                            $   1.48

Income (loss) per common share - assuming dilution:
Income (loss) from continuing operations                                      $   1.10                            $   1.10
Income (loss) from discontinued operations                                        0.38                                0.38
                                                                              ----------                          ----------
  Net income (loss)                                                           $   1.48                            $   1.48


                                                                    Schedule 4


                                  GenTek Inc.
                Pro Forma Consolidated Statement of Operations
                    (In Millions except per share amounts)
                                  (Unaudited)


                                                            Predecessor                    Pro Forma
                                                             As Reported                     Three
                                                             Three Months                    Months
                                                                Ended                         Ended
                                                              March 31,      Pro Forma       March 31,
                                                                2003         Adjustments      2003
                                                            ------------   --------------  -----------

Revenues                                                       $  197.0                      $  197.0

Cost of Sales                                                     169.3         1.5 (a)         170.8

Selling, general and administrative expense                        20.9                          20.9

Restructuring and impairment charges                               24.7                          24.7

Pension curtailment gain                                             --                            --
                                                                ----------                    ---------
  Operating profit (loss)                                         (17.9)       (1.5)            (19.4)

Interest expense, net                                               0.0         4.3 (b)           4.3

Reorganization items                                                9.1        (9.1)(c)            --

Other (income) expense, net                                        (2.0)                         (2.0)
                                                                ----------                    ----------

  Income (loss) from continuing operations before income
  taxes                                                           (25.0)        3.3             (21.7)

Income tax provision (benefit)                                      3.7       (13.1) (d)         (9.4)
                                                                ---------    -------         ----------

  Income (loss) from continuing operations                        (28.8)       16.4             (12.3)

Income (loss) from discontinued operations (net of tax of
$(1,697))                                                          (0.1)                         (0.1)
                                                               ----------                    ----------

  Net income (loss)                                            $  (28.9)    $  16.4          $  (12.5)
                                                               =========    =======          ==========

Weighted average common shares                                     25.6       (15.6)             10.0
Weighted average common and equivalent shares                      25.6       (15.6)             10.0

Income (loss) per common share - basic:
Income (loss) from continuing operations                       $  (1.13)                     $  (1.23)
Income (loss) from discontinued operations                        (0.01)                        (0.01)
                                                               ---------                     ---------
  Net income (loss)                                            $  (1.13)                     $  (1.25)

Income (loss) per common share - assuming dilution:
Income (loss) from continuing operations                       $  (1.13)                     $  (1.23)
Income (loss) from discontinued operations                        (0.01)                        (0.01)
                                                               ---------                     ----------
Net income (loss)                                              $  (1.13)                     $  (1.25)


(a) Adjusted to eliminate historical depreciation and amortization expense, offset by fresh start depreciation and amortization expense based on the revaluation of the company's fixed and intangible assets at fair value on the emergence date.

(b) Adjusted to include additional interest, commitment and Letter of Credit fees and amortization of financing costs for the period through Nov. 10, 2003.
Adjusted to exclude interest and fees on pre-petition bonds and credit facilities. Domestic interest income adjusted to reflect lower cash balances.

(c) Eliminate reorganization charges.

(d) Adjusted the income tax provision using assumed effective tax rate of 43.1%. GenTek's future effective tax rate may be materially different than this assumed rate.



                                                                    Schedule 5


                                        GenTek Inc.
 First Quarter Reconciliation of Pro Forma Results to Adjusted Pro Forma Results
                    (In Millions except per share amounts)
                                        (Unaudited)


                                                             First Quarter - 2004
                                                  -------------------------------------------
                                                                                  Adjusted
                                                   Pro Forma      Adjustments    Pro Forma
                                                  ------------   ----------------------------

Revenues                                             $  192.9                       $  192.9

Operating profit (loss)                                  22.1          (13.9) (a)        8.2

Income Taxes                                              8.3           (7.3) (b)        1.1

Income (loss) from continuing operations                 11.0           (9.6) (c)        1.4
Net income (loss)                                        14.8           (9.6) (c)        5.2

Diluted EPS from continuing operations               $   1.10       $  (0.96) (c)   $   0.14
Diluted EPS                                          $   1.48       $  (0.96) (c)   $   0.52


(a) Reflects $14.8 million of pension curtailment gain, partially offset by $1.0 million of restructuring charges.

(b) Adjusted the income tax provision using assumed effective tax rate of 43.1%. GenTek's future effective tax rate may be materially different than this assumed rate.

(c) Income from continuing operations, net income and EPS reflect adjustments in notes (a) and (b) above as well as $3.0 million ($1.7 million net of taxes) of gain on the sale of GenTek's 49% interest in Esseco General Chemical LLC.
In addition, Income from continuing operations, Net income and EPS include full interest expense pertaining to the company's senior term notes, which is expected to be repaid on the consummation of the KRONE transaction.


                                                            First Quarter - 2003
                                                  -------------------------------------------
                                                                                  Adjusted
                                                    Pro Forma      Adjustments    Pro Forma
                                                  ------------   ----------------------------

Revenues                                             $  197.0                       $  197.0

Operating profit (loss)                                 (19.4)          24.7  (a)        5.3

Income Taxes                                             (9.4)          10.6  (b)        1.3

Income (loss) from continuing operations                (12.3)          14.0  (c)        1.7
Net income (loss)                                       (12.5)          14.0  (c)        1.5

Diluted EPS from continuing operations              $   (1.23)       $   1.40 (c)   $   0.17
Diluted EPS                                         $   (1.25)       $   1.40 (c)   $   0.15


(a) Reflects asset impairment charges relating to the company's Delaware
Valley South Plant facility.

(b) Adjusted the income tax provision using assumed effective tax rate of 43.1%. GenTek's future effective tax rate may be materially different than this assumed rate.

(c) Income from continuing operations, Net income and EPS reflect adjustments in notes (a) and (b) above. In addition, Income from continuing operations, Net income and EPS include full interest expense pertaining to the company's senior term notes, which is expected to be repaid on the consummation of the KRONE transaction.


                                                                    Schedule 6


                                  GenTek Inc.
           Reconciliation of Pro Forma Net Income to Adjusted EBITDA
                                 (In Millions)
                                  (Unaudited)


                                                                           Three Months Ended
                                                                               March 31,
                                                                    ---------------------------------
                                                                       2004               2003
                                                                    --------------   ----------------

Pro forma Net income (loss)                                             14.8              (12.5)

Plus: Restructuring and impairment charges                               1.0               24.7
Plus: Tax                                                                8.3               (9.4)
Plus: Net Interest                                                       4.4                4.3
Plus: Depreciation & amortization (1)                                   10.0               10.0
Less: Pension curtailment gain                                         (14.8)                --
Less: Discontinued ops                                                  (3.8)               0.1
Less: Gain on sale of interest in Esseco General Chemical LLC           (3.0)                --
                                                                     ---------          ---------
Adjusted EBITDA                                                      $  16.8            $  17.2
                                                                     =========          =========


(1) Depreciation and amortization excludes amortization of financing costs which are included in interest expense.
